Fourth AMENDMENT TO CREDIT AGREEMENT

THIS FOURTH AMENDMENT TO CREDIT AGREEMENT (this "Amendment"), dated as of August 1, 2022, is made by and among RPM INTERNATIONAL INC., a Delaware corporation (the "Company") and RPM EUROPE HOLDCO B.V., a corporation incorporated under the laws of the Netherlands ("RPM Europe") (each of the foregoing referred to herein as a "Borrower" and collectively referred to as the "Borrowers"), the other LENDERS party hereto (the "Continuing Lenders"), FIRST NATIONAL BANK OF PENNSYLVANIA (the "New Lender", and together with the Continuing Lenders, collectively, the "Lenders") and PNC BANK, NATIONAL ASSOCIATION, in its capacity as administrative agent for the Lenders (hereinafter referred to in such capacity as the "Administrative Agent").

W I T N E S S E T H:

WHEREAS, the Borrowers, the Continuing Lenders and the Exiting Lender (as hereinafter defined) and the Administrative Agent are parties to that certain Credit Agreement, dated as of February 21, 2020, as amended by that certain First Amendment to Credit Agreement, dated as of April 30, 2020, as further amended by that certain Second Amendment to Credit Agreement, dated as of April 15, 2021 and further amended by that certain Third Amendment to Credit Agreement, dated as of December 16, 2021 (as amended, the "Credit Agreement");

WHEREAS, as of the date hereof, the Foreign Term Loan has been paid in full;

WHEREAS, on the date hereof, the Borrower shall may a payment of $50,000,000 in principal on the Domestic Term Loans, together with interest on such principal amount and the Lenders shall reduce the Domestic Term Loan Commitment Amount to $250,000,000;

WHEREAS, Fifth Third Bank, National Association (the "Exiting Lender") has requested to, as of the Fourth Amendment Effective Date (i) no longer be a party to the Credit Agreement, (ii) have its commitments assumed by the other Lenders in accordance with Schedule 1.1(B)-Part 1 attached hereto and (iii) have any existing Loans owed to it to be repaid; and

WHEREAS, the Borrowers have requested that (i) the Administrative Agent and the Lenders extend the Maturity Date, (ii) the Lenders reduce the Domestic Term Loan Commitment to $250,000,000, (iii) the New Lender join the Credit Agreement pursuant to the terms of this Amendment, (iv) the parties hereto make certain amendments and grant certain other accommodations all as hereinafter provided, and, subject to the terms and conditions hereof, the Administrative Agent and Lenders are willing to do so.

NOW, THEREFORE, the parties hereto, in consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, covenant and agree as follows:

1.
Definitions. Except as set forth in this Amendment, defined terms used herein shall have the meanings given to them in the Credit Agreement and the rules of construction set forth in Section 1.2 [Construction] of the Credit Agreement shall apply to this Amendment.

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2.
Foreign Term Loan. The Administrative Agent and Lenders hereby confirm that as of the date hereof, the principal and interest on the Foreign Term Loan have been paid in full and the obligations of the Foreign Borrower relating thereto have been satisfied. Foreign Borrower shall remain liable for other payment or performance obligations as set forth in Section 12.14.2.
3.
Existing Euro-Rate Loans. Notwithstanding anything contained in this Amendment, the terms of the Credit Agreement applicable to Loans denominated in Dollars under the Euro-Rate Option (as defined in the Credit Agreement immediately prior to the date hereof) shall continue in full force and effect and shall continue to apply to each Loan denominated in Dollars under the Euro-Rate Option with an Interest Period that commenced prior to the Fourth Amendment Effective Date until the expiration of the then current Interest Period for such Loan denominated in Dollars under the Euro-Rate Option.
4.
Lender Joinder. In consideration of the Lenders permitting New Lender to become a Lender under the Credit Agreement, New Lender agrees that effective as of the Fourth Amendment Effective Date it shall become, and shall be deemed to be, a Lender under the Credit Agreement and each of the other Loan Documents and agrees that from the Fourth Amendment Effective Date and so long as New Lender remains a party to the Credit Agreement, New Lender shall assume the obligations of a Lender under and perform, comply with and be bound by each of the provisions of the Credit Agreement which are stated to apply to a Lender and shall be entitled (in accordance with its Ratable Share) to the benefits, rights and remedies set forth therein and in each of the other Loan Documents. New Lender hereby acknowledges that it has heretofore received (i) a true and correct copy of the Credit Agreement (including any modifications thereof or supplements or waivers thereto) as in effect on the Fourth Amendment Effective Date, and (ii) the executed original of its Domestic Term Loan Note dated the Fourth Amendment Effective Date issued by the Domestic Borrower under the Credit Agreement in the face amount as set forth on Schedule 1.1(B) attached hereto in Exhibit B.

The Commitments and Ratable Shares of the New Lender and each of the other Lenders are as set forth on Schedule 1.1(B) to the Credit Agreement. Schedule 1.1(B) to the Credit Agreement is being amended and restated effective as of the Fourth Amendment Effective Date hereof to read as set forth on Exhibit B hereto. Schedule 1 hereto lists as of the date hereof the amount of Domestic Term Loans under each outstanding Borrowing Tranche. Notwithstanding the foregoing on the date hereof, the Borrowers shall repay all outstanding Domestic Term Loans to which either the Base Rate Option or the Euro Rate Option applies and simultaneously reborrow a like amount of Loans (less the principal repayment of $50,000,000 made on the date hereof) under each such Interest Rate Option (provided that the Euro Rate Option shall be the SOFR Option effective as of the Fourth Amendment Effective Date) from the Lenders (including the New Lender) according to the Ratable Shares set forth on attached Schedule 1.1(B) and shall be subject to breakage fees and other indemnities provided in Section 5.10 [Indemnity]; provided, however, outstanding Loans under Euro-Rate Option shall continue until expiration of the then current Interest Period as set forth in Section 2 hereof and be re-allocated to the Lenders accordingly.

New Lender is executing and delivering this Joinder as of the Fourth Amendment Effective Date and acknowledges that it shall fund the Domestic Term Loan on the Fourth Amendment Effective Date according to its Ratable Share.

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5.
Assignment of Interests of Exiting Lender; Reallocation of Commitment. Effective as of the Fourth Amendment Effective Date, the Exiting Lender shall sell and assign its Domestic Term Loans and Commitments under the Credit Agreement to the Lenders party to this Amendment (which Commitments shall be reallocated among such Lenders pursuant to Section 6(t) of this Amendment) and, upon the Fourth Amendment Effective Date, Exiting Lenders shall cease to be a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto.
6.
Amendments to the Credit Agreement.
(a)
The last paragraph of the preamble of the Credit Agreement is hereby amended and restated as follows"

"The Borrowers have requested the Lenders to provide a domestic term loan facility to the Domestic Borrower in an aggregate principal amount not to exceed $300,000,000, as reduced to an aggregate principal amount not to exceed $250,000,000 pursuant to the Fourth Amendment and a foreign term loan facility to the Foreign Borrower in an aggregate principal amount not to exceed $100,000,000, which as of the Fourth Amendment Effective Date has been paid in full. In consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, the parties hereto covenant and agree as follows:"

(b)
References to "Section 4.4 [Euro-Rate Unascertainable; Etc.]" or "Section 4.4 [Euro-Rate Unascertainable; Illegality; Increased Costs; Deposits Not Available]" throughout the Credit Agreement shall be replaced with "4.4 [Term SOFR Rate Unascertainable; Increased Costs; Deposits Not Available; Illegality; Benchmark Replacement Setting]".
(c)
The following defined terms shall be deleted from Section 1.1 of the Credit Agreement:

"Daily LIBOR Rate"

"Euro-Rate"

"Euro-Rate Option"

(d)
The following new defined terms (some of which are referenced in Appendix A to the Third Amendment but nonetheless are being definitively added to Section 1.1 of the Credit Agreement as set forth below) shall be added to Section 1.1 of the Credit Agreement in the correct alphabetical order as follows:

"Available Tenor shall mean, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate or is based on a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this

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Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor of such Benchmark that is then-removed from the definition of "Interest Period" pursuant to clause (iv) of 4.4.5 [Benchmark Replacement Setting]."

"Benchmark shall mean, initially, the Term SOFR Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Rate or the then-current Benchmark, then "Benchmark" shall mean the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to 4.4.5 [Benchmark Replacement Setting]."

"Benchmark Replacement shall mean, with respect to any Benchmark Transition Event, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:

(1) the sum of: (A) Daily Simple SOFR and (B) the SOFR Adjustment for a 1-month Interest Period;

(2) the sum of (A) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower, giving due consideration to (x) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (y) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for U.S. dollar-denominated syndicated credit facilities at such time and (B) the related Benchmark Replacement Adjustment;

provided that if the Benchmark Replacement as determined pursuant to clause (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents; and provided further, that any Benchmark Replacement shall be administratively feasible as determined by the Administrative Agent in its sole discretion."

"Benchmark Replacement Adjustment shall mean, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower, giving due consideration to (A) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities at such time."

"Benchmark Replacement Date shall mean a date and time determined by the Administrative Agent, which date shall be no later than the earliest to occur of the following events with respect to the then-current Benchmark:

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(1) in the case of clause (1) or (2) of the definition of "Benchmark Transition Event," the later of (A) the date of the public statement or publication of information referenced therein and (B) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(2) in the case of clause (3) of the definition of "Benchmark Transition Event," the date determined by the Administrative Agent, which date shall promptly follow the date of the public statement or publication of information referenced therein;

For the avoidance of doubt, the "Benchmark Replacement Date" will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof)."

"Benchmark Transition Event shall mean, the occurrence of one or more of the following events, with respect to the then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2) a public statement or publication of information by an Official Body having jurisdiction over the Administrative Agent, the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) or an Official Body having jurisdiction over the Administrative Agent announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

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For the avoidance of doubt, a "Benchmark Transition Event" will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof)."

"Benchmark Unavailability Period shall mean the period (if any) (x) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 4.4.5 [Benchmark Replacement Setting] and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 4.4.5 [Benchmark Replacement Setting]."

"Conforming Changes shall mean, with respect to the Term SOFR Rate or any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of "Base Rate," the definition of "Business Day," the definition of "Interest Period," the definition of "U.S. Government Securities Business Day," timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of the Term SOFR Rate or such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of the Term SOFR Rate or the Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents)."

"Daily Simple SOFR shall mean, for any day (a "SOFR Rate Day"), the interest rate per annum determined by the Administrative Agent by dividing (the resulting quotient rounded upwards, at the Administrative Agent’s discretion, to the nearest 1/100th of 1%) (A) SOFR for the day (the "SOFR Determination Date") that is 2 Business Days prior to (i) such SOFR Rate Day if such SOFR Rate Day is a Business Day or (ii) the Business Day immediately preceding such SOFR Rate Day if such SOFR Rate Day is not a Business Day, by (B) a number equal to 1.00 minus the SOFR Reserve Percentage, in each case, as such SOFR is published by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate) on the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source identified by the Federal Reserve Bank of New York or its successor administrator for the secured overnight financing rate from time to time. If Daily Simple SOFR as determined above would be less than the SOFR Floor, then Daily Simple SOFR shall be deemed to be the SOFR Floor. If SOFR for any SOFR Determination Date has not been published or replaced with a Benchmark Replacement by 5:00 p.m. (Pittsburgh, Pennsylvania time) on the second Business Day immediately

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following such SOFR Determination Date, then SOFR for such SOFR Determination Date will be SOFR for the first Business Day preceding such SOFR Determination Date for which SOFR was published in accordance with the definition of "SOFR"; provided that SOFR determined pursuant to this sentence shall be used for purposes of calculating Daily Simple SOFR for no more than 3 consecutive SOFR Rate Days. If and when Daily Simple SOFR as determined above changes, any applicable rate of interest based on Daily Simple SOFR will change automatically without notice to the Borrower, effective on the date of any such change."

"Erroneous Payment has the meaning assigned to it in Section 10.13(a)."

"Erroneous Payment Deficiency Assignment has the meaning assigned to it in Section 10.13(d)."

"Erroneous Payment Impacted Class has the meaning assigned to it in Section 10.13(d)."

"Erroneous Payment Return Deficiency has the meaning assigned to it in Section 10.13(d)."

"Erroneous Payment Subrogation Rights has the meaning assigned to it in Section 10.13(d)."

"Floor" shall mean the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Term SOFR Rate or, if no floor is specified, zero.

"Fourth Amendment Effective Date" shall mean August 1, 2022. "

"Relevant Governmental Body shall mean the Board of Governors of the Federal Reserve System and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System and/or the Federal Reserve Bank of New York, or any successor thereto."

"SOFR shall mean, for any day, a rate equal to the secured overnight financing rate as administered by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate)."

"SOFR Adjustment shall mean, the following:

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SOFR Adjustment	Interest Period
10 basis points (0.10%)	Daily Simple SOFR
10 basis points (0.10%)	For a 1-month Interest Period
15 basis points (0.15%)	For a 3-month Interest Period
25 basis points (0.25%)	For a 6-month Interest Period

"

"SOFR Floor shall mean a rate of interest per annum equal to 0 basis points (0%)."

"SOFR Reserve Percentage shall mean, for any day, the maximum effective percentage in effect on such day, if any, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including, without limitation, supplemental, marginal and emergency reserve requirements) with respect to SOFR funding."

"Term SOFR Administrator shall mean CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion)."

"Term SOFR Rate shall mean, with respect to any amount to which the Term SOFR Rate Option applies, for any Interest Period, the interest rate per annum determined by the Administrative Agent by dividing (the resulting quotient rounded upwards, at the Administrative Agent's discretion, to the nearest 1/100th of 1%) (A) the Term SOFR Reference Rate for a tenor comparable to such Interest Period, as such rate is published by the Term SOFR Administrator on the day (the "Term SOFR Determination Date") that is two (2) Business Days prior to the first day of such Interest Period, by (B) a number equal to 1.00 minus the SOFR Reserve Percentage. If the Term SOFR Reference Rate for the applicable tenor has not been published or replaced with a Benchmark Replacement by 5:00 p.m. (Pittsburgh, Pennsylvania time) on the Term SOFR Determination Date, then the Term SOFR Reference Rate, for purposes of clause (A) in the preceding sentence, shall be the Term SOFR Reference Rate for such tenor on the first Business Day preceding such Term SOFR Determination Date for which such Term SOFR Reference Rate for such tenor was published in accordance herewith, so long as such first preceding Business Day is not more than three (3) Business Days prior to such Term SOFR Determination Date. If the Term SOFR Rate, determined as provided above,

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would be less than the SOFR Floor, then the Term SOFR Rate shall be deemed to be the SOFR Floor. The Term SOFR Rate shall be adjusted automatically without notice to the Borrowers on and as of (i) the first day of each Interest Period, and (ii) the effective date of any change in the SOFR Reserve Percentage."

"Term SOFR Rate Loan shall mean a Loan that bears interest based on the Term SOFR Rate."

"Term SOFR Rate Option shall mean the option of the Borrowers to have Loans bear interest at the rate and under the terms specified in Section 4.1.1(ii) [Term Loan Euro-Term SOFR Rate Option]."

"Term SOFR Reference Rate shall mean the forward-looking term rate based on SOFR."

"Unadjusted Benchmark Replacement shall mean the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment."

"U.S. Government Securities Business Day shall mean any day except for (a) a Saturday or Sunday or (b) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities."

(e)
The following defined terms in Section 1.1 of the Credit Agreement are hereby amended and restated as follows:

"Applicable Margin shall mean, as applicable:

(A) the percentage spread to be added to the Base Rate applicable to Term Loans under the Base Rate Option based on the Debt Rating then in effect according to the pricing grid on Schedule 1.1(A) below the heading "Base Rate Spread", or

(B) the percentage spread to be added to the Term SOFR Rate applicable to Term Loans under the Term SOFR Rate Option based on the Debt Rating then in effect according to the pricing grid on Schedule 1.1(A) below the heading "Term SOFR Rate Spread".

Any change to the Debt Rating of the Company will immediately change the Applicable Margin as set forth above, effective on the date of such change in the Debt Rating."

"Base Rate shall mean, for any day, a fluctuating per annum rate of interest equal to the highest of (a) the Overnight Bank Funding Rate, plus fifty basis points (0.5%), and (b) the Prime Rate, and (c) the Daily Simple SOFR, plus one hundred basis points (1.0%) so long as Daily Simple SOFR is offered, ascertainable and not unlawful; provided, however, if the Base Rate as determined above would be less than zero, then such rate shall be deemed to be zero. Any change in the Base Rate (or any component thereof) shall take effect at the opening of business on the day such change occurs.

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Notwithstanding anything to the contrary contained herein, in the case of any event specified in Section 4.4.1 [Unascertainable; Increased Costs] or Section 4.4.2 [Illegality], to the extent any such determination affects the calculation of Base Rate, the definition hereof shall be calculated without reference to clause (c) until the circumstances giving rise to such event no longer exist."

"Borrowing Date shall mean, with respect to any Loan, the date of the making, renewal or conversion thereof, which shall be a Business Day."

"Borrowing Tranche shall mean specified portions of Loans outstanding as follows: (i) any Loans to which a Term SOFR Rate Option applies by the Borrower and which have the same Interest Period shall constitute one Borrowing Tranche, and (ii) all Loans to which a Base Rate Option applies shall constitute one Borrowing Tranche."

"Business Day shall mean any day other than a Saturday or Sunday or a legal holiday on which commercial banks are authorized or required to be closed, or are in fact closed, for business in Pittsburgh, Pennsylvania (or, if otherwise, the lending office of the Administrative Agent); provided that, when used in connection with an amount that bears interest at a rate based on SOFR or any direct or indirect calculation or determination of SOFR, the term "Business Day" shall mean any such day that is also a U.S. Government Securities Business Day."

"EBITDA shall mean for any period of four consecutive fiscal quarters, determined on a consolidated basis for the Company and its Consolidated Subsidiaries, (i) the sum of: (A) net income of the Company and its Consolidated Subsidiaries (calculated before provision for income taxes, Interest Expense, extraordinary items, non-recurring gains or losses in connection with asset dispositions, income (loss) attributable to equity in affiliates, all amounts attributable to depreciation and amortization) for such period, (B) non-recurring fees and expenses related to the acquisition of all or substantially all of the assets or capital stock (including by merger or amalgamation) of another Person (or, in the case of assets, of a business unit of a Person) or to any dispositions, investments and debt or equity issuances (whether or not successful) during such period, not to exceed $25,000,000 in the aggregate for such period of four consecutive fiscal quarters, (C) costs, charges, expenses attributable to the undertaking and/or implementation of cost savings initiatives, operating expense reductions and other restructuring or integration costs, not to exceed in the aggregate 12.5% of EBITDA for such period, (D) non-cash charges incurred in such period, (E) professional service expenses related to the Map 2020 and/or Map 2025 Program in an amount not in excess of the amount of such expenses paid or accrued prior to the Fourth Amendment Effective Date plus up to $50,000,000 of additional expenses incurred after the Fourth Amendment Effective Date, and (F) expenses related to the refinancing of the credit facilities of the Borrowers pursuant to this Agreement and the Revolving Credit Agreement and future amendments of this Agreement and the Revolving Credit Agreement, minus (ii) non-cash gains for such period. For the purpose of calculating EBITDA for any period, if during such period the Company or any Subsidiary shall have made an acquisition or a disposition on or after the Revolving Credit Agreement Closing Date, EBITDA for such period shall be calculated after giving pro forma effect to such acquisition or disposition,

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as if such acquisition or disposition, as the case may be, occurred on the first day of such period. Notwithstanding any other provision hereof, the definition of "EBITDA" and all related adjustments and addbacks under this Agreement shall align fully and completely to the definition of "EBITDA" under the Revolving Credit Agreement, as in effect as of the Fourth Amendment Effective Date."

"Interest Period shall mean the period of time selected by the Borrowers in connection with (and to apply to) any election permitted hereunder by the Borrowers to have Term Loans bear interest under the Term SOFR Rate Option. Subject to the last sentence of this definition, such period shall be, in each case, subject to the availability thereof, one (1), three (3), or six (6) months. Such Interest Period shall commence on the effective date of such Term SOFR Rate Option, which shall be (i) the Borrowing Date if the Borrowers are requesting new Loans, or (ii) the date of renewal of or conversion to the Term SOFR Rate Option if the Borrowers are renewing or converting to the Term SOFR Rate Option applicable to outstanding Loans. Notwithstanding the second sentence hereof: (A) any Interest Period which would otherwise end on a date which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (B) the Borrowers shall not select, convert to or renew an Interest Period for any portion of the Loans that would end after the Maturity Date and (C) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period."

"Interest Rate Option shall mean any Term SOFR Rate Option or Base Rate Option."

"Maturity Date shall mean August 1, 2025."

"Maximum Leverage Increase Notice shall mean a written notice from the Company to the Administrative Agent that the Company is electing the Increased Net Leverage Ratio Period; provided, however that within three (3) Business Days of delivering such Maximum Leverage Increase Notice, the Company will pay to the Administrative Agent for the account of each Lender according to its Ratable Share, a nonrefundable fee equal to ten (10) basis points multiplied by the outstanding principal amount of the Term Loans."

"Net Leverage Ratio shall mean ratio of (i) consolidated total Indebtedness of the Company and its Consolidated Subsidiaries minus all Unencumbered Cash, to (ii) EBITDA, calculated as of the end of each fiscal quarter for the four fiscal quarters then ended."

"Permitted Liens shall mean:

(i) Liens existing on the Closing Date and securing Indebtedness in an aggregate principal amount not exceeding $35,000,000;

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(ii) Liens existing on other assets at the date of acquisition thereof or which attach to such assets concurrently with or within 90 days after the acquisition thereof, securing Indebtedness incurred to finance the acquisition thereof in an aggregate principal amount at any time outstanding not exceeding $150,000,000;

(iii) any Lien existing on any asset of any corporation at the time such corporation becomes a Consolidated Subsidiary of the Company or is merged or consolidated with or into the Company or one of its Consolidated Subsidiaries and not created in contemplation of such event;

(iv) any Lien arising out of the refinancing, extension, renewal or refunding of any Indebtedness secured by any Lien permitted by any of the foregoing clauses of this definition, provided that such Indebtedness is not increased and is not secured by any additional assets;

(v) other Liens arising in the ordinary course of the business of the Company or such Consolidated Subsidiary which are not incurred in connection with the borrowing of money or the obtaining of advances or credit, do not secure any obligation in an amount exceeding, individually or in the aggregate, the greater of (a) $100,000,000 or (b) 10% of the Net Worth of the Company and do not materially detract from the value of its property or assets or materially impair the use thereof in the operation of its business, including in relation to the Foreign Borrower, any Lien which arises under the general banking conditions of a bank in the Netherlands with which the Foreign Borrower holds an account;

(vi) Liens not otherwise permitted by the foregoing clauses of this definition securing Indebtedness in an aggregate principal or face amount, together with Liens securing obligations made under item (v) above, at any date not to exceed the greater of (a) $175,000,000 or (b) 10% of the Net Worth of the Company;

(vii) Liens incurred pursuant to receivables securitizations and related assignments and sales of any income or revenues (including Receivables), including Liens on the assets of any Receivables Subsidiary created pursuant to any receivables securitization and Liens granted by the Company and its other Consolidated Subsidiaries on Receivables in connection with the transfer thereof, or to secure obligations owing by them, in respect of any such receivables securitization; provided that the aggregate principal amount of the investments and claims held at any time by all purchasers, assignees or other transferees of (or of interests in) Receivables from any Receivables Subsidiary, and other rights to payment held by such Persons, in all receivables securitizations shall not exceed $600,000,000;

(viii) Liens imposed by any Official Body for Taxes (a) not yet due and delinquent or (b) which are being contested in good faith and by appropriate proceedings and, during such period during which amounts are being so contested, such Liens shall not be executed on or enforced against any of the assets of any Borrower, provided that such Borrower shall have set aside on its books reserves deemed adequate therefor and not resulting in qualification by auditors;

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(ix) carrier's, warehousemen's, mechanics', materialmen's, repairmen's, construction and other like Liens arising by operation of applicable Law, arising in the ordinary course of business and securing amounts: (a) which are not overdue for a period of more than 30 days, or (b) which are being contested in good faith and by appropriate proceedings and, during such period during which amounts are being so contested, such Liens shall not be executed on or enforced against any of the assets of any Borrower, provided that such Borrower shall have set aside on its books reserves deemed adequate therefor and not resulting in qualification by auditors;

(x) statutory Liens incurred, or pledges or deposits made, under worker's compensation, employment insurance and other social security legislation;

(xi) undetermined or inchoate Liens and charges arising or potentially arising under statutory provisions which have not at the time been filed or registered in accordance with applicable Law or of which written notice has not been duly given in accordance with applicable Law or which although filed or registered, relate to obligations not due or delinquent;

(xii) investments made under cash management agreements with any Lenders; and

(xiii) Liens (if any) in favor of PNC in its capacity as administrative agent, in connection with the Revolving Credit Agreement."

(f)
Section 1.5 of the Credit Agreement is hereby amended and restated as follows:

"1.5Term SOFR Notification. Section 4.4.5 [Benchmark Replacement Setting] of this Agreement provides a mechanism for determining an alternative rate of interest in the event that the Term SOFR Rate is no longer available or in certain other circumstances. The Administrative Agent does not warrant or accept any responsibility for and shall not have any liability with respect to, the administration, submission or any other matter related to the Term SOFR Rate or with respect to any alternative or successor rate thereto, or replacement rate therefor."

(g)
Section 2.4.1 of the Credit Agreement is hereby amended and restated as follows:

"2.4.1 Loan Requests. Except as otherwise provided herein, the Borrowers may from time to time prior to the Maturity Date request the Lenders to renew or convert the Interest Rate Option applicable to existing Term Loans pursuant to Section 4.2 [Interest Periods], by delivering to the Administrative Agent, not later than 12:00 noon Eastern time, (i) three (3) Business Days prior to the proposed Borrowing Date with respect to the conversion to or the renewal of the Term SOFR Rate Option for any Loans; and (ii) the same Business Day of the proposed Borrowing Date with respect to the last day of the preceding Interest Period with respect to the conversion to the Base Rate Option for any Loan, of a duly completed request therefor substantially in the form of Exhibit 2.4.1 or a request by telephone immediately confirmed in writing by letter,

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facsimile or telex in such form (each, a "Loan Request"), it being understood that the Administrative Agent may rely on the authority of any individual making such a telephonic request without the necessity of receipt of such written confirmation. Each Loan Request shall be irrevocable and shall specify the aggregate amount of the proposed Loans comprising each Borrowing Tranche, and, if applicable, the Interest Period, which amount shall be in (x) integral multiples of $1,000,000 and not less than $5,000,000 for each Borrowing Tranche under the Term SOFR Rate Option, and (y) integral multiples of $500,000 and not less than $1,000,000 for each Borrowing Tranche under the Base Rate Option. Each Lender may, at its option, make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect in any manner the obligation of such Borrower to repay such Loan in accordance with the terms of this Agreement."

(h)
Section 4.1 of the Credit Agreement is hereby amended and restated as follows:

"4.1 Interest Rate Options. The Borrowers shall pay interest in respect of the outstanding unpaid principal amount of the Loans as selected by them from the Base Rate Option or Term SOFR Rate Option set forth below applicable to the Loans, it being understood that, subject to the provisions of this Agreement; provided that the Borrowers may select different Interest Rate Options and different Interest Periods to apply simultaneously to the Loans comprising different Borrowing Tranches and may convert to or renew one or more Interest Rate Options with respect to all or any portion of the Loans comprising any Borrowing Tranche; provided further that there shall not be at any one time outstanding (i) more than three (3) Borrowing Tranches for the Domestic Term Loan in the aggregate among all of the Domestic Term Loans and (ii) more than three (3) Borrowing Tranches for the Foreign Term Loan in the aggregate among all of the Foreign Term Loans and provided further that if an Event of Default or Potential Default exists and is continuing, the Borrowers may not request, convert to, or renew the Term SOFR Rate Option for any Loans and the Required Lenders may demand that all existing Borrowing Tranches bearing interest under the Term SOFR Rate Option shall be converted immediately to the Base Rate Option, subject to the obligation of the Borrowers to pay any indemnity under Section 5.10 [Indemnity] in connection with any such conversion. If at any time the designated rate applicable to any Loan made by any Lender exceeds such Lender's highest lawful rate, the rate of interest on such Lender's Loan shall be limited to such Lender's highest lawful rate. The applicable Base Rate or Term SOFR Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

4.1.1 Term Loan Interest Rate Options. Subject to Section 4.3 [Interest After Default], the Borrowers shall have the right to select from the following Interest Rate Options applicable to the Term Loans:

(i) Term Loan Base Rate Option: A fluctuating rate per annum (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) equal to the Base Rate plus the Applicable

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Margin, such interest rate to change automatically from time to time effective as of the effective date of each change in the Base Rate; or

(ii) Term Loan Term SOFR Rate Option: A rate per annum (computed on the basis of a year of 360 days and actual days elapsed) equal to the Term SOFR Rate as determined for each applicable Interest Period plus the SOFR Adjustment for the applicable Interest Period plus the Applicable Margin.

4.1.2 Rate Quotations. A Borrower may call the Administrative Agent on or before the date on which a Loan Request is to be delivered to receive an indication of the rates then in effect, but it is acknowledged that such projection shall not be binding on the Administrative Agent or the Lenders nor affect the rate of interest which thereafter is actually in effect when the election is made.

4.1.3 Conforming Changes Relating to Term SOFR Rate. With respect to the Term SOFR Rate, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document; provided that, the Administrative Agent shall provide notice to the Borrower and the Lenders of each such amendment implementing such Conforming Changes reasonably promptly after such amendment becomes effective."

(i)
Section 4.2 of the Credit Agreement is hereby amended and restated as follows:

"4.2 Interest Periods. At any time when the Borrowers shall select, convert to or renew a Term SOFR Rate Option, the applicable Borrower shall notify the Administrative Agent thereof by delivering a Loan Request to the Administrative Agent at least three (3) Business Days prior to the effective date of such Term SOFR Rate Option. The notice shall specify an Interest Period during which such Interest Rate Option shall apply. Notwithstanding the preceding sentence, the following provisions shall apply to any selection of, renewal of, or conversion to a Term SOFR Rate Option:

4.2.1 Amount of Borrowing Tranche. Each Borrowing Tranche of Loans under the Term SOFR Rate Option shall be in integral multiples of $1,000,000 and not less than $5,000,000; and

4.2.2 Renewals. In the case of the renewal of a Term SOFR Rate Option at the end of an Interest Period, the first day of the new Interest Period shall be the last day of the preceding Interest Period, without duplication in payment of interest for such day, or such other day as agreed to by the Administrative Agent and the Company."

(j)
Section 4.4 of the Credit Agreement is hereby amended and restated as follows:

4863-7200-1329, v.1

"4.4 Term SOFR Rate Unascertainable; Increased Costs; Illegality; Benchmark Replacement Setting.

4.4.1 Unascertainable; Increased Costs. If, on or prior to the first day of an Interest Period:

(i) the Administrative Agent shall have determined (which determination shall be conclusive and binding absent manifest error) that (x) the Term SOFR Rate cannot be determined pursuant to the definition thereof; or (y) a fundamental change has occurred with respect to the Term SOFR Rate (including, without limitation, changes in national or international financial, political or economic conditions), or

(ii) any Lender determines that for any reason in connection with any request for a Term SOFR Rate Loan or a conversion thereto or a continuation thereof that the Term SOFR Rate for any requested Interest Period with respect to a proposed Term SOFR Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding, establishing or maintaining such Loan, and the such Lender has provided notice of such determination to the Administrative Agent, then the Administrative Agent shall have the rights specified in Section 4.4.4 [Administrative Agent's and Lender's Rights].

4.4.2 Illegality. If at any time any Lender shall have determined, or any Official Body shall have asserted, that the making, maintenance or funding of any Term SOFR Rate Loan, or the determination or charging of interest rates based on the Term SOFR Rate, has been made impracticable or unlawful by compliance by such Lender in good faith with any Law or any interpretation or application thereof by any Official Body or with any request or directive of any such Official Body (whether or not having the force of Law), then the Administrative Agent shall have the rights specified in Section 4.4.4 [Administrative Agent's and Lender's Rights].

4.4.3 [Reserved].

4.4.4 Administrative Agent's and Lender's Rights. In the case of any event specified in Section 4.4.1 [Unascertainable; Increased Costs] above, the Administrative Agent shall promptly so notify the Lenders and the Borrowers thereof, in the case of an event specified in Section 4.4.2 [Illegality] above, such Lender shall promptly so notify the Administrative Agent and endorse a certificate to such notice as to the specific circumstances of such notice, and the Administrative Agent shall promptly send copies of such notice and certificate to the other Lenders and the Borrowers. Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given), the obligation of (A) the Lenders, in the case of such notice given by the Administrative Agent, or (B) such Lender, in the case of such notice given by such Lender, to allow the Borrowers to select, convert to or renew a Term SOFR Rate Loan or shall be suspended (to the extent of the affected Term SOFR Rate Loan or Interest

4863-7200-1329, v.1

Periods) until the Administrative Agent shall have later notified the Borrowers, or such Lender shall have later notified the Administrative Agent, of the Administrative Agent's or such Lender's, as the case may be, determination that the circumstances giving rise to such previous determination no longer exist. If at any time the Administrative Agent makes a determination under Section 4.4.1 [Unascertainable; Increased Costs] and the Borrowers have previously notified the Administrative Agent of their selection of, conversion to or renewal of a Term SOFR Rate Option and such Term SOFR Rate Option has not yet gone into effect, such notification shall be deemed to provide for selection of, conversion to or renewal of the Base Rate Option otherwise available with respect to such Loans. If any Lender notifies the Administrative Agent of a determination under Section 4.4.2 [Illegality], the Borrowers shall, subject to the Borrowers' indemnification Obligations under Section 5.10 [Indemnity], as to any Loan of the Lender to which a Term SOFR Rate Option applies, on the date specified in such notice either (i) convert such Loan to the Base Rate Option otherwise available with respect to such Loan, or (ii) prepay such Loan in accordance with Section 5.6 [Voluntary Prepayments]. Absent due notice from the Borrowers of conversion or prepayment, such Loan shall automatically be converted to the Base Rate Option otherwise available with respect to such Loan upon such specified date.

4.4.5 Benchmark Replacement Setting.

(i) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to any setting of the then-current Benchmark, then (A) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of "Benchmark Replacement" for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (B) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of "Benchmark Replacement" for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.

(ii) Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make

4863-7200-1329, v.1

Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(iii) Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrowers and the Lenders of (A) the implementation of any Benchmark Replacement, and (B) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will notify the Borrowers of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to paragraph (iv) below and (y) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 4.4.5, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document except, in each case, as expressly required pursuant to this Section.

(iv) Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate and either (I) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (II) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of "Interest Period" (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor; and (B) if a tenor that was removed pursuant to clause (A) above either (I) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (II) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of "Interest Period" (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

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(v) Benchmark Unavailability Period. Upon the Borrowers' receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrowers may revoke any pending request for a Loan bearing interest based on the Term SOFR Rate, conversion to or continuation of Loans bearing interest based on the Term SOFR Rate to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrowers will be deemed to have converted any such request into a request for a Loan of or conversion to Loans bearing interest under the Base Rate Option. During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate."

(k)
Section 4.5 of the Credit Agreement is hereby amended and restated as follows:

"4.5 Selection of Interest Rate Options. If a Borrower fails to select a new Interest Period to apply to any Borrowing Tranche of Loans under the Term SOFR Rate Option at the expiration of an existing Interest Period applicable to such Borrowing Tranche in accordance with the provisions of Section 4.2 [Interest Periods], the Borrowers shall be deemed to have converted such Borrowing Tranche to the Base Rate Option, as applicable to Loans, commencing upon the last day of the existing Interest Period. If the Borrowers provide any Loan Request related to a Loan at the Term SOFR Rate Option but fails to identify an Interest Period therefor, such Loan Request shall be deemed to request an Interest Period of one (1) month. Any Loan Request that fails to select an Interest Rate Option shall be deemed to be a request for the Base Rate Option."

(l)
Section 4.9 of the Credit Agreement is hereby deleted in its entirety.
(m)
Section 5.5 of the Credit Agreement is hereby amended and restated as follows:

"5.5 Interest Payment Dates. Interest on Loans to which the Base Rate Option applies shall be due and payable in arrears on each Payment Date. Interest on Loans to which the Term SOFR Rate Option applies shall be due and payable on the last day of each Interest Period for those Loans and, if such Interest Period is longer than three (3) Months, also on the 90th day of such Interest Period. Interest on the principal amount of each Loan or other monetary Obligation shall be due and payable on demand after such principal amount or other monetary Obligation becomes due and payable (whether on the stated Maturity Date, upon acceleration or otherwise). Interest shall be computed to, but excluding, the date payment is due."

(n)
Section 5.6 of the Credit Agreement is hereby amended to: (i) replace references to "Euro-Rate Option" with "Term SOFR Rate Option," (ii) replace references to "Euro-Rate Loan" with "Term SOFR Rate Loan" and (iii) replace the first two sentences of the final paragraph of Section 5.6.1 with the following:

4863-7200-1329, v.1

"A notice of prepayment delivered by a Borrower may state that the prepayment contemplated thereby is subject to the effectiveness or funding of other credit facilities, the completion of any debt or equity offering or the completion of any other corporate transaction or event that will provide the proceeds for such repayment or otherwise result in such prepayment being required hereunder. The principal amount of the Loans prepaid, together with interest on such principal amount shall be due and payable on the date specified in such prepayment notice as the date on which the proposed prepayment is to be made."

(o)
Section 5.8.5 of the Credit Agreement is hereby deleted in its entirety
(p)
Section 5.10 of the Credit Agreement is hereby amended and restated as follows:

"5.10 Indemnity. In addition to the compensation or payments required by Section 5.8 [Increased Costs] or Section 5.9 [Taxes], the Borrowers shall indemnify each Lender against all liabilities, losses or expenses (including loss of anticipated profits, any foreign exchange losses and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan, from fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract) which such Lender sustains or incurs as a consequence of any:

(i) payment, prepayment, conversion or renewal of any Loan to which a Term SOFR Rate Option applies on a day other than the last day of the corresponding Interest Period (whether or not such payment or prepayment is mandatory, voluntary or automatic and whether or not such payment or prepayment is then due), or

(ii) attempt by any Borrower to revoke (expressly, by later inconsistent notices or otherwise) in whole or part any Loan Requests under Section 2.4 [Loan Requests] or Section 4.2 [Interest Periods] or notice relating to prepayments under Section 5.6 [Voluntary Prepayments] or failure by the Borrowers (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Loan under the Base Rate Option on the date or in the amount notified by the Borrower, or

(iii) any assignment of a Loan under the Term SOFR Rate Option on a day other than the last day of the Interest Period therefor as a result of a request by the Borrowers pursuant to Section 5.6.2 [Replacement of a Lender].

If any Lender sustains or incurs any such loss or expense, it shall from time to time notify the Borrowers of the amount determined in good faith by such Lender (which determination may include such assumptions, allocations of costs and expenses and averaging or attribution methods as such Lender shall deem reasonable) to be necessary to indemnify such Lender for such loss or expense. Such notice shall set forth in

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reasonable detail the basis for such determination. Such amount shall be due and payable by the Borrowers to such Lender ten (10) Business Days after such notice is given."

(q)
Section 8.2.8 of the Credit Agreement is hereby amended and restated as follows:

"8.2.8 Maximum Leverage Ratio. The Company will not permit the Net Leverage Ratio, as calculated at the end of each fiscal quarter ending after the Closing Date, to be greater than 3.75 to 1.00; provided, however, that (1) if the Company has delivered the Maximum Leverage Increase Notice, so long as no Event of Default or Potential Default exists at such time the maximum permitted Net Leverage Ratio shall increase to 4.25 to 1.00 as calculated at the end of the four fiscal quarters following delivery of the Maximum Leverage Increase Notice (such period of time being the "Increased Net Leverage Ratio Period") and (2) with respect to any acquisition for which the aggregate consideration is $100,000,000 or greater (a “Material Acquisition”), and upon written request by the Company delivered to the Administrative Agent no later than 30 days following the consummation of such Material Acquisition, the maximum permitted Net Leverage Ratio shall increase to 4.25 to 1.00 as calculated at the end of the four fiscal quarters following such Material Acquisition (each such period of time being an “Increased Net Leverage Ratio Period Due to Material Acquisition”); provided, further, that (i) there shall be no more than one Increased Net Leverage Ratio Period, and (ii) there shall be at least four fiscal quarters in which the Net Leverage Ratio does not exceed 3.75 to 1.00 between any two Increased Net Leverage Ratio Periods Due to Material Acquisition; provided, however that the requirements of this clause (ii) shall not be applicable in connection with the first Increased Net Leverage Ratio Period Due to Material Acquisition (if any) elected by the Company after December 16, 2021 but such requirements of this clause (ii) shall be applicable for each Net Leverage Ratio Period Due to Material Acquisition (if any) elected by the Company thereafter."

(r)
The following new Section 10.13 is hereby inserted into the Credit Agreement immediately following Section 10.12 of the Credit Agreement:

"10.13 Erroneous Payments.

(a) If the Administrative Agent notifies a Lender, or any Person who has received funds on behalf of a Lender such Lender (any such Lender or other recipient, a "Payment Recipient") that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an "Erroneous Payment") and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and such Lender shall (or, with respect to any Payment Recipient who received such funds on its behalf,

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shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Overnight Bank Funding Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b) Without limiting immediately preceding clause (a), each Lender, or any Person who has received funds on behalf of a Lender such Lender, hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case:

(i) (A) in the case of immediately preceding clauses (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

(ii) such Lender shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of such error) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 10.13(b).

(c) Each Lender hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender from any source, against any amount due to the Administrative Agent under immediately preceding clause (a) or under the indemnification provisions of this Agreement.

(d) In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with immediately preceding clause (a), from any Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective

4863-7200-1329, v.1

behalf) (such unrecovered amount, an "Erroneous Payment Return Deficiency"), upon the Administrative Agent's notice to such Lender at any time, (i) such Lender shall be deemed to have assigned its Loans (but not its Commitments) with respect to which such Erroneous Payment was made (the "Erroneous Payment Impacted Class") in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the "Erroneous Payment Deficiency Assignment") at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment and Assumption Agreement with respect to such Erroneous Payment Deficiency Assignment, and such Lender shall deliver any Notes evidencing such Loans to the Borrowers or the Administrative Agent, (ii) the Administrative Agent as the assignee Lender shall be deemed to acquire the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall cease to be a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender and (iv) the Administrative Agent may reflect in the register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. The Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender (and/or against any recipient that receives funds on its respective behalf). For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender and such Commitments shall remain available in accordance with the terms of this Agreement. In addition, each party hereto agrees that, except to the extent that the Administrative Agent has sold a Loan (or portion thereof) acquired pursuant to an Erroneous Payment Deficiency Assignment, and irrespective of whether the Administrative Agent may be equitably subrogated, the Administrative Agent shall be contractually subrogated to all the rights and interests of the applicable Lender under the Loan Documents with respect to each Erroneous Payment Return Deficiency (the "Erroneous Payment Subrogation Rights").

(e) The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrowers, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrowers for the purpose of making such Erroneous Payment.

(f) To the extent permitted by applicable Law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any

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demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on "discharge for value" or any similar doctrine.

(g) Each party's obligations, agreements and waivers under this Section 10.13 shall survive the resignation or replacement of the Administrative Agent, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document."

(s)
Schedule 1.1(A) of the Credit Agreement. Schedule 1.1(A) [Pricing] of the Credit Agreement is hereby amended and restated in full as attached hereto as Exhibit A.
(t)
Schedule 1.1(B) of the Credit Agreement. Schedule 1.1(B) [Commitments] of the Credit Agreement is hereby amended and restated in full as attached hereto as Exhibit B.
7.
Conditions Precedent. The Borrowers, the Administrative Agent and the Lenders acknowledge and agree that the amendments set forth herein shall only be effective upon the occurrence of all the following conditions precedent:
(a)
Amendment. The Borrowers, the Administrative Agent and the Lenders shall have executed and delivered to the Administrative Agent this Amendment.
(b)
Officer's Certificate. A certificate of the Company signed by an Authorized Officer of the Company, dated the date hereof stating that (A) all representations and warranties of the Borrowers set forth in the Credit Agreement are true and correct in all material respects (unless any such representation or warranty is qualified to materiality, in which case such representation or warranty is true and correct in all respects), except for representations and warranties made as of a specified date (which were true and correct in all material respects, as applicable, as of such date), (B) the Borrowers are in compliance with each of the covenants and conditions hereunder, and (C) no Event of Default or Potential Default exists.
(c)
Secretary Certificates. A certificate dated the Fourth Amendment Effective Date and signed by the Secretary or an Assistant Secretary or Director of the Company, certifying as appropriate as to: (a) all action taken by the Company in connection with this Agreement and the other Loan Documents; (b) the names of the Authorized Officers authorized to sign the Loan Documents and their true signatures; and (c) copies of its organizational documents as in effect on the Fourth Amendment Effective Date certified by the appropriate state official where such documents are filed in a state office together with certificates from the appropriate state officials as to the continued existence and good standing (or foreign jurisdictional equivalent in each jurisdiction where such certification is required) of the Company in each state where organized or qualified to do business.
(d)
Legal Opinion. Opinions of counsel for Company, dated the Fourth Amendment Effective Date, each in form and substance acceptable to the Administrative Agent and the Lenders.
(e)
Lien Searches. The Administrative Agent shall have received lien searches with scope and results satisfactory in its reasonable discretion.

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(f)
Fees. The Borrowers shall have paid to the Administrative Agent all fees due and owing the Administrative Agent and all reasonable, documented costs and expenses of the Administrative Agent, including without limitation, reasonable, documented fees of the Administrative Agent's counsel in connection with this Amendment.
(g)
Miscellaneous. Such other documents, agreements, instruments, deliverables and items deemed reasonably necessary by the Administrative Agent.
8.
Representations and Warranties. Each Borrower covenants and agrees with and represents and warrants to the Administrative Agent and the Lenders as follows:
(a)
Each Borrower possesses all of the powers requisite for it to enter into and carry out the transactions referred to herein and to execute, enter into and perform the terms and conditions of this Amendment, the Credit Agreement and the other Loan Documents and any other documents contemplated herein that are to be performed by such Borrower; and that any and all actions required or necessary pursuant to such Borrower's organizational documents or otherwise have been taken to authorize the due execution, delivery and performance by such Borrower of the terms and conditions of this Amendment; the officer of such Borrower executing this Amendment are the duly elected, qualified, acting and incumbent officers of such Borrower and hold the title set forth below his/her name on the signature lines of this Amendment; and such execution, delivery and performance will not conflict with, constitute a default under or result in a breach of any applicable law or any material agreement or instrument, order, writ, judgment, injunction or decree to which such Borrower is a party or by which such Borrower or any of its properties are bound, and that all consents, authorizations and/or approvals required or necessary from any third parties in connection with the entry into, delivery and performance by such Borrower of the terms and conditions of this Amendment, the Credit Agreement, the other Loan Documents and the transactions contemplated hereby have been obtained by such Borrower and are full force and effect;
(b)
this Amendment, the Credit Agreement and the other Loan Documents constitute the valid and legally binding obligations of each Borrower, enforceable against such Borrower in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws and by general equitable principles, whether enforcement is sought by proceedings at law or in equity;
(c)
all representations and warranties made by each Borrower in the Credit Agreement and the other Loan Documents are true and correct in all respects (in the case of any representation or warranty containing a materiality modification) or in all material respects (in the case of any representation or warranty not containing a materiality modification) (except representations and warranties which expressly relate to an earlier date or time, which representations or warranties are true and correct on and as of the specific dates or times referred to therein);
(d)
this Amendment is not a substitution, novation, discharge or release of any Borrower's obligations under the Credit Agreement or any of the other Loan Documents, all of which shall and are intended to remain in full force and effect; and

4863-7200-1329, v.1

(e)
no Event of Default or Potential Default has occurred and is continuing under the Credit Agreement or the other Loan Documents.
9.
Ratification. Except as expressly modified herein and hereby, the Credit Agreement and the other Loan Documents are hereby ratified and confirmed and shall be and remain in full force and effect in accordance with their respective terms, and this Amendment shall not be construed to waive or impair any rights, powers or remedies of Administrative Agent or any Lender under the Credit Agreement or the other Loan Documents. In the event of any inconsistency between the terms of this Amendment and the Credit Agreement or the other Loan Documents, this Amendment shall govern. This Amendment shall be construed without regard to any presumption or rule requiring that it be construed against the party causing this Amendment or any part hereof to be drafted.
10.
Governing Law, etc. This Amendment shall be deemed to be a contract under the Laws of the State of Ohio without regard to its conflict of laws principles. The terms of the Credit Agreement relating to submission to jurisdiction, waiver of venue and waiver of jury trial are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.
11.
Counterparts; Effective Date; Electronic Signatures. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Amendment shall be effective as of the date first set forth above. The Borrowers, the Administrative Agent and Lenders hereby (i) agree that, for all purposes of this Amendment, electronic images of this Amendment or any other Loan Documents (in each case, including with respect to any signature pages thereto) shall have the same legal effect, validity and enforceability as any paper original, and (ii) waive any argument, defense or right to contest the validity or enforceability of the Amendment or any other Loan Documents based solely on the lack of paper original copies of such Amendment and Loan Documents, including with respect to any signature pages thereto.
12.
Severability. The provisions of this Amendment are intended to be severable. If any provision of this Amendment shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or enforceability without in any manner affecting the validity or enforceability of such provision in any other jurisdiction or the remaining provisions of this Amendment in any jurisdiction.
13.
Notices. Any notices with respect to this Amendment shall be given in the manner provided for in Section 12.5 [Notices; Effectiveness; Electronic Communication] of the Credit Agreement.
14.
Survival. All representations and warranties contained herein shall survive Payment In Full. All covenants, agreements, undertakings, waivers and releases of the Borrowers contained herein shall continue in full force and effect from and after the date hereof and until Payment In Full.

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15.
Amendment. No amendment, modification, rescission, waiver or release of any provision of this Amendment shall be effective unless the same shall be in writing and signed by the parties hereto.
16.
Entire Agreement. THIS AMENDMENT, THE CREDIT AGREEMENT AND THE LOAN DOCUMENTS EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO.
17.
Amendment as Loan Document; Incorporation into Loan Documents. The parties hereto acknowledge and agree that this Amendment constitutes a Loan Document. This Amendment shall be incorporated into the Credit Agreement by this reference and each reference to the Credit Agreement that is made in the Credit Agreement or any other document executed or to be executed in connection therewith shall hereafter be construed as a reference to the Credit Agreement as amended hereby.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]
[SIGNATURE PAGES FOLLOW]

4863-7200-1329, v.1

[SIGNATURE PAGE TO FOURTH AMENDMENT TO
CREDIT AGREEMENT]

IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Amendment as of the day and year first above written.

BORROWERS:

RPM INTERNATIONAL INC.

By: /s/ Edward W. Moore
Name: Edward W. Moore
Title: Senior Vice President, General Counsel, Chief Compliance Officer and Secretary

RPM EUROPE HOLDCO B.V.

By: /s/ Hilde De Backer
Name: Hilde De Backer
Title: Director

4863-7200-1329, v.1

[SIGNATURE PAGE TO FOURTH AMENDMENT TO
CREDIT AGREEMENT]

PNC BANK, NATIONAL ASSOCIATION, individually and as Administrative Agent

By: /s/ Scott A. Nolan

Name: Scott A. Nolan

Title: Senior Vice President

4863-7200-1329, v.1

[SIGNATURE PAGE TO FOURTH AMENDMENT TO
CREDIT AGREEMENT]

BANK OF AMERICA, N.A.

By: /s/ Pace Doherty

Name: Pace Doherty

Title: Director

4863-7200-1329, v.1

[SIGNATURE PAGE TO FOURTH AMENDMENT TO
CREDIT AGREEMENT]

MUFG BANK, LTD.

By: /s/ Jorge Georgalos

Name: Jorge Georgalos

Title: Director

4863-7200-1329, v.1

[SIGNATURE PAGE TO FOURTH AMENDMENT TO
CREDIT AGREEMENT]

WELLS FARGO BANK, NATIONAL ASSOCIATION

By: /s/ Nathan R. Rantala

Name: Nathan R. Rantala

Title: Managing Director

4863-7200-1329, v.1

[SIGNATURE PAGE TO FOURTH AMENDMENT TO
CREDIT AGREEMENT]

FIRST NATIONAL BANK OF PENNSYLVANIA

By: /s/ John F. Neumann

Name: John F. Neumann

Title: Senior Vice President

4863-7200-1329, v.1

EXHIBIT A

SCHEDULE 1.1(A)

PRICING GRID

	Debt Rating	Term SOFR Rate Spread	Base Rate Spread
Tier I	A-/ A3 or higher	75.0 bps	0.0 bps
Tier II	BBB+/ Baa1	87.5 bps	0.0 bps
Tier III	BBB/ Baa2	100.0 bps	0.0 bps
Tier IV	BBB-/ Baa3	112.5 bps	12.5 bps
Tier V	BB+/ Ba1	125.0 bps	25.0 bps
Tier VI	<BB+/ Ba1	150.0 bps	50.0 bps

The Applicable Margin shall be determined on the Closing Date based on Tier III.

Notwithstanding anything to the contrary contained herein (including, but not limited to, in the definition of Applicable Margin), in the event that the Company has delivered the Maximum Leverage Increase Notice during the Increased Net Leverage Ratio Period and until the first day of the month following the end of the Increased Net Leverage Ratio Period, the Term SOFR Rate Spread shall be deemed to be 175.0 bps and the Base Rate Spread shall be deemed to be 75.0 bps; provided however, that in the event that the debt ratings accorded to the Company’s senior unsecured long-term debt by Standard & Poor’s, Moody’s and Fitch are all rated as non-investment grade during the Increased Net Leverage Ratio Period, as of such date and until the earlier of (a) a change in any of such debt ratings such that not all three are rated as non-investment grade and (b) the end of such Increased Net Leverage Ratio Period, the Term SOFR Spread shall be deemed to be 200.0 bps and the Base Rate Spread shall be deemed to be 100.0 bps.

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